EXHIBIT 4.1

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SUCH ACT.

STOCK PURCHASE WARRANT

Issued ____________, 2009

     THIS CERTIFIES THAT, for value received, _________________ or its registered assigns, is entitled to purchase from Miller Petroleum, Inc., a Tennessee corporation (the "Company"), at any time or from time to time during the period specified in Section 2 hereof, _________ (_____) fully paid and nonassessable shares of the Company's Common Stock, $0.0001 par value per share (the "Common Stock"), at an exercise price per share equal to _________ (_____) (the "Exercise Price").  The term "Warrant Shares," as used herein, refers to the shares of Common Stock purchasable hereunder.

This Warrant is subject to the following terms, provisions, and conditions:

     1. Manner of Exercise

          (a) Procedure.  Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above.  Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof (with an appropriate restrictive legend until properly sold under the Registration Statement, and without restrictive legend thereon when such exercise occurs while such Warrant Shares so purchased may be resold by the holder pursuant to Rule 144(k) or any similar successor rule) within a reasonable time after this Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder, and shall be subject to all other applicable securities laws.  If this Warrant shall have been exercised only in part, then, at the option of the holder (i) the holder may surrender this Warrant to the Company and, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such Warrant, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised, or (ii) the holder may retain this certificate and the Warrant Shares purchasable under this Warrant shall be reduced by such number of Warrant Shares so exercised by the holder and properly delivered by the Company hereunder.

     2. Period of Exercise.

This Warrant is exercisable at any time or from time to time on or before 5:00 p.m., Knoxville, Tennessee time five (5) years from the Issuance Date above (the “Exercise Period").

     3. Certain Agreements of the Company.

The Company hereby covenants and agrees as follows:

          (a) Shares to be Fully Paid.  All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

          (b) Reservation of Shares.  During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

          (c) Certain Actions Prohibited.  The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

          (d) Successors and Assigns.  This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

          (e) Delivery of Common Stock will be by physical certificate representing the Common Stock issuable upon exercise, by the Company's transfer agent. The Company shall use its best efforts to cause its transfer agent to expedite the Common Stock issuable upon exercise to the holder.

     4. Consolidation, Merger or Sale.

The Company hereby covenants and agrees as follows:

          (a) In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place.  In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant.  The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Section 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

                      (b) No Fractional Shares.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

                      (c) In case at any time there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in each such case, the Company shall give to the holder of this Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place.  Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be.  Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

                      (d) Certain Definitions.

(i) "Market Price" means, as of any date, (i) the average of the high and low trading price on such date for the shares of Common Stock on the OTCBB as reported by Yahoo, or (ii) if the OTCBB is not the principal trading market for the shares of Common Stock, the closing bid price on the principal trading market for the Common Stock as reported by Yahoo, or

(ii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Company or by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the corporation. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value or market price must be made hereunder.

(iii) "Common Stock," for purposes of this Section 4, includes the Common Stock, par value $0.0001 per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, par value $0.0001 per share, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4 hereof, the stock or other securities or property provided for in such Section.

(iv) "Trading Day" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.  The foregoing definition of "Trading Day" shall apply with respect to any other security to which a Trading Day is referred.

                  5. Issue Tax.

The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

                  6. No Rights or Liabilities as a Stockholder.

This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.  No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  7. Transfer, Exchange, and Replacement of Warrant.

                        (a) Restriction on Transfer.  This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(f) hereof.  Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary..

                        (b) Warrant Exchangeable for Different Denominations.  This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

                         (c) Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                         (d) Cancellation; Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

                         (e) Register.  The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

                         (f) Exercise or Transfer Without Registration.  If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are reasonably acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.  The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

                  8. Notices.

All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder.  All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 3651 Baker Highway, Huntsville, Tennessee 37756, Attention: Chief Financial Officer, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company.  Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above.  All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

                  9. Governing Law.

This Warrant shall be enforced, governed by and construed in accordance with the laws of the State of Tennessee applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws.  The Company and recipient of the Warrant(s) hereby submit to the exclusive jurisdiction of the United States Federal Courts located in Knoxville, Tennessee with respect to any dispute arising under this Warrant, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.  The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding.  The Company further agrees that service of process upon it mailed by first class mail shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect the holder's right to serve process in any other manner permitted by law.  The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The party which does not prevail in any dispute arising under this Warrant shall be responsible for all fees and expenses, including attorneys' fees, incurred by the prevailing party in connection with such dispute.

10. Miscellaneous.

                         (a) Amendments.  This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

                         (b) Descriptive Headings.  The descriptive headings of the several  sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

                         (c) Remedies.  The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the holder may be entitled upon a proper showing and in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

MILLER PETROLEUM, INC.

By: _______________________________

Dated as of  __________, 2009

FORM OF EXERCISE AGREEMENT

                                                     Dated:  ________ __,20__

To:  ______________________

     The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check or by wired funds in the amount of, or, if the resale of such Common Stock by the undersigned is not currently registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, by surrender of securities issued by the Company (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with Section 1(c) of the Warrant) equal to $_________.  Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name:______________________________

Signature:

Address: ___________________________

          ___________________________

Note: The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth herein below, to:

Name of Assignee

    Address

 No of Shares

, and hereby irrevocably constitutes and appoints_____________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated: ________ __, 20__

In the presence of:

___________________________________

___________________________________

Name: _____________________________

Signature: __________________________

Title of Signing Officer or Agent (if any):

____________________________________

Address: ____________________________

____________________________________

____________________________________

Note: The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.